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                        EXHIBIT 21.1

                    LIST OF SUBSIDIARIES
                   (in alphabetical order)

WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT

AMG/TBC Holdings, Inc., a Delaware corporation

AMG Service Corp., a Delaware corporation

AMG Finance Trust, a Massachusetts business trust (through AMG Service Corp.)

The Burridge Group Inc., an Illinois corporation

Essex Investment Management Company, Inc., a Massachusetts corporation

First Quadrant Corp., a New Jersey corporation (through First Quadrant Holdings, Inc.)

First Quadrant Holdings, Inc., a Delaware corporation

GeoCapital Corporation, a Delaware corporation

J M H Management Corporation, a Delaware corporation

Suite 3000 Holdings, Inc., a Delaware corporation

ENTITIES IN WHICH THE REGISTRANT HAS A MAJORITY INTEREST (DIRECT AND INDIRECT)

Essex Investment Management Company, LLC, a Delaware limited liability company (through Essex Investment Management Company, Inc.)

First Quadrant, L.P., a Delaware limited partnership (through First Quadrant Corp.)

First Quadrant U.K., L.P., a Delaware limited partnership (through First Quadrant Corp.)

First Quadrant Limited, a U.K. corporation (through First Quadrant U.K., L.P.)

GeoCapital, LLC, a Delaware limited liability company (through GeoCapital Corporation)

Gofen and Glossberg, L.L.C., a Delaware limited liability company

J.M. Hartwell Limited Partnership, a Delaware limited partnership

Renaissance Investment Management, a Delaware partnership

Skyline Asset Management, L.P., a Delaware limited partnership

Systematic Financial Management, L.P., a Delaware limited partnership

The Burridge Group LLC, a Delaware limited liability company (through The Burridge Group Inc.)

Tweedy, Browne Company LLC, a Delaware limited liability company


ENTITIES IN WHICH THE REGISTRANT HAS A MINORITY INTEREST

Paradigm Asset Management Company, L.L.C., a Delaware limited liability company